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                                                                     EXHIBIT 5.1

                            SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, NY 10158-0125

                                                                 October 6, 1999

Board of Directors
Enamelon, Inc.
7 Cedar Brook Drive
Cranbury, NJ 08512

Gentlemen:

     You have requested our opinion, as counsel for Enamelon, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on
Form S-3 (No. 333-     ) (the "Registration Statement"), under the Securities
Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission for the sale of 2,300,000 shares of common stock, $.01 par value by the selling security holders named in the Registration Statement for shares they may acquire upon conversion of the Company's Series B Convertible Preferred Stock as described in the Registration Statement.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. The Company has been duly organized, is validly existing and in good standing under the laws of the state of Delaware. It is our opinion that when there has been compliance with the Act and the applicable state securities laws, upon conversion and issuance of the shares, such Shares will be duly authorized, legally issued, fully paid for and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Counsel" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Very truly yours,

                                          /s/ SNOW BECKER KRAUSS P.C.
                                          --------------------------------------
                                          SNOW BECKER KRAUSS P.C.